UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2026, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with GHS Investments, LLC (“GHS”) for the purchase and sale of up to ninety-seven (97) shares of the Company’s Series D Convertible Preferred Stock (the “Preferred Stock”) for an aggregate purchase price of up to $88,000.

GHS Investments, LLC is owned by Sarfaz Hajee, Mark Grober, and Matthew Schissler, who are three of the Company’s four directors.

The SPA provides for two closings:

•	Initial Closing: Forty-seven (47) shares of Preferred Stock, consisting of forty-three (43) shares purchased for $43,000 ($1,000 per share) and four (4) additional shares issued as an equity incentive.

•	Additional Closing: At GHS's discretion, upon filing of the Company's Annual Report on Form 10-K for the period ended December 31, 2025, up to fifty (50) shares of Preferred Stock, consisting of forty-five (45) shares to be purchased for $45,000 ($1,000 per share) and five (5) additional shares to be issued as an equity incentive.

The SPA includes the following material provisions:

•	Events of Default: The SPA defines events of default to include: (i) suspension or delisting of the common stock; (ii) failure to deliver conversion shares within three trading days; (iii) breach of representations, warranties, or covenants; (iv) bankruptcy, insolvency, or receivership; (v) loss of DWAC eligibility; (vi) failure to make timely SEC filings (with a 30-day grace period for the 2025 Form 10-K); (vii) issuance of convertible securities without redeeming outstanding Preferred Stock; and (viii) failure to redeem outstanding Preferred Stock when due. Upon an Event of Default, all outstanding Preferred Stock becomes immediately due for redemption at 135% of stated value plus accrued dividends and other amounts.

•	Qualified Offering: Upon consummation of a bank underwritten financing resulting in net proceeds of at least $1,000,000 within twelve months from issuance, GHS may convert the Preferred Stock into the securities offered in such financing at a 30% discount to the effective issuance price.

•	Participation Rights: GHS has the right to participate in up to 100% of any subsequent financing by the Company on the same terms as such financing.

•	Most Favored Nations: Upon any subsequent financing involving common stock or common stock equivalents, GHS may exchange Series D Preferred Stock for securities issued in such financing on a $1.00-for-$1.00 basis. If any subsequent financing includes more favorable terms, such terms will, at GHS's option, become part of the transaction documents with GHS.

•	Stock Reservation: The Company has reserved 150,000,000 shares of common stock for issuance upon conversion of the Preferred Stock, with a requirement to maintain two times (2x) coverage for all Preferred Stock held by GHS.

•	Finder's Fee: In connection with the transaction, the Company paid J.H. Darbie & Co., Inc. a finder's fee equal to 2% of the gross proceeds ($1,760 for the Initial Closing).

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 3.02	Unregistered Sales of Equity Securities.

On March 12, 2026, pursuant to the SPA described in Item 1.01 above, the Company issued forty-seven (47) shares of Series D Convertible Preferred Stock to GHS Investments, LLC. The issuance was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) under Regulation D. GHS is an “accredited investor” as defined in Rule 501 under the Securities Act. The Company did not engage in any general solicitation or advertising in connection with the issuance. A finder’s fee of $1,760 was paid to J.H. Darbie & Co., Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: March 12, 2026	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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